UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – November 2, 2015

PETRONE WORLDWIDE INC.

(Exact name of Registrant as specified in its charter)

NEVADA	000-30380	87-0652348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2200 N Commerce Parkway Suite 200

Weston, Florida 33326

(Address of principal executive offices)

(855) 297-3876

(Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

1

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Auditor Change from Cutler & Co., LLC to Pritchett, Siler and Hardy, PC

On November 2, 2015, Cutler & Co., LLC (“Cutler”) resigned as the independent registered public accounting firm of Petrone Worldwide, Inc. (the “Company”), effective immediately, as a result of the merger of Cutler’s Securities and Exchange Commission (the “SEC”) auditing practice with Pritchett, Siler and Hardy, PC (“Pritchett”). Cutler was engaged as our independent registered public accounting firm on May 26, 2015.

Cutler’s review of the registrant’s financial statements for the fiscal quarter ended June 30, 2015 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Cutler’s review of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2015 raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal quarter ended June 30, 2015, and through the date of resignation, (a) the Company had no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Cutler, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Cutler with a copy of this disclosure prior to its filing with the SEC, and requested that Cutler furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Cutler is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Also on November 2, 2015, the Company’s Board of Directors approved the engagement of Pritchett to act as the Company’s independent registered public accountant, and Pritchett was engaged on November 2, 2015.

During the Company’s two most recent fiscal years and through November 2, 2015, neither the Company nor anyone acting on the Company’s behalf consulted Pritchett regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that Pritchett concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Auditor Change from Pritchett, Siler and Hardy, PC to MaloneBailey LLP

On April 1, 2016, the Company’s Board of Directors dismissed Pritchett as the Company’s independent registered public accounting firm. The Company informed Pritchett of its dismissal on April 1, 2016. The decision to dismiss Pritchett was effective as of the date of notification of dismissal.

Pritchett’s review of the registrant’s financial statements for the fiscal quarter ended September 30, 2015 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Pritchett’s review of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2015 raised substantial doubt about the Company’s ability to continue as a going concern.

2

During the fiscal quarter ended September 30, 2015, and through the date of dismissal, (a) the Company had no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Pritchett, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Pritchett with a copy of this disclosure prior to its filing with the SEC, and requested that Pritchett furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Pritchett is filed as Exhibit 16.2 to this Current Report on Form 8-K.

On April 1, 2016, the Company’s Board of Directors approved the engagement of MaloneBailey LLP (“MaloneBailey”) to act as the Company’s independent registered public accountant, and MaloneBailey was engaged on April 1, 2016.

During the Company’s two most recent fiscal years and through April 1, 2016, neither the Company nor anyone acting on the Company’s behalf consulted MaloneBailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that MaloneBailey concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Cutler & Co., LLC dated April 6, 2016.
16.2	Letter from Pritchett, Siler and Hardy, PC dated April 6, 2016.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONE WORLDWIDE, INC.

Date: April 7, 2016	/s/ Victor Petrone
Name: Victor Petrone Title: President/Chief Executive Officer

4